Exhibit 10.5

Labor Contract
“A”	HanRyuBank Co., Ltd.	Address	Floors 2, 3, and 4 at Seoul Marina at 160 Yeouiseo—ro, Yeongdeungpo-gu, Seoul, Korea
“B”	Name	JuHyon Shin	Date of Birth	November 27, 1974
	Address	Booyoung Apartment, 277 Cheongbuknam-ro, Chungbuk-eup, Pyeongtaek-si, Gyeonggi-do
“A” and “B” have conclude the contract below and promise to sincerely perform it.
Article 1 (Labor Contact Period)	The work contract of”B " shall not have a working contract period from May 3, 2021. The salary contract period of”B " shall be from May 3, 2021 to May 2, 2022.
Article 2 (Probation Period)

1) The probationary period is three months and the same period is included in the longevity training.

2) If “B” is deemed unfit or unfit to continue working as an employee during or at the expiration of the probationary period, “A” may refuse this recruitment.

3) During the period of use, the wages of the employees shall apply 100% of the monthly wages under Article 5.1. In addition, if less than 90% of the minimum wage of the applicable wage during the same period, 90% of the minimum wage shall be applied.

Article 3 (Work Place and Contents, etc.)

(1) Place of work: The headquarters of “A” or the place designated by “A”.

(2) Content of work: Blockchain department CTO

However, if “A” reorganizes or “A” recognizes that “B” may change its place of work or work, and " B " may not refuse it without legitimate reason.

Article 4 (Labor Time, Break time, and Day Offs, etc.)	(1) The type of work, working hours, and rest hours of workers are as follows:
	Classification	Work Hours	Break Time	Extended, Holiday, and Nightshift	Notes
	Monday to Friday	9:30am to 6:30pm	Noon to 1pm	Based on the agreement	- Comprehensive salary policy is applied to monthly extended/night shift/holiday work. - Overtime allowance of 5 hours a week is included in the agreed salary.
	Sunday	Main holidays (Subject to change according to work schedule)	- If needed for the work or required on the work table, “A” may change or designate the work time and break time.
	Saturday	Non-paid day offs

(2)”A “and ”B " are 8 hours a day and 40 hours a week in principle. However, depending on the type of work of the business, shift work may be carried out and in this case, it shall be subject to a separate work schedule. In addition, depending on the peculiarities of the department or work, elastic (Article 15 of the Labor Standards Act), selective work system (Article 52), or considered (Article 58), discretionary work system (Article 58, Paragraph 3), etc. may be carried out and employees shall be accordingly.

(3) State holidays and workers ' days shall be paid holidays. However, the week holiday is in principle one day of the week, but it can be changed according to the work schedule, and the week holiday shall be unpaid if the specified work day is not opened for one week.

(4) In the event that a holiday is duplicated in spite of paragraph 3, it shall be treated as a holiday.

(5) Other holidays and vacations shall be granted in accordance with the Labor Standards Act and the employment Rules of “A”.

Article 5 (Wage, etc.)	(1) The wage of " B " is a comprehensive wage that reflects the type of work in Article 4, and the monthly wage composition is as follows (based on the wages of regular employees)
	Compressive basic salary	Extended allowance			Salary total	Normal payment	Minimum wag	Yearly salary
	5,256,855	693,145	Car	200,000	6,250,000 26,588 26,326 75,000,000
			Lunch	100,000

(2) The comprehensive wage history includes wages for work for 209 hours (40 hours + 8 hours per week) x 4345 weeks and benefits for [extended work: 5 hours per week) x 4345 weeks x 1.5 times = 78.21 hours per month].

(However, unless otherwise indicated, all employees must be pre-approved and post-approved by the company prior to performing extended, night, and holiday work, and extended, night, and holiday work that is not approved shall not be recognized as overtime work).

(4) Bonuses and performance benefits may be paid in accordance with the management performance of the “A” company, and in accordance with separate payment criteria.

However, it shall be paid only to persons who are in office and shall not be paid by calculating their work.

(5) If the day of work falls below the predetermined number of working days in the month, the number of working days shall be calculated according to the actual number of working days, and the amount of work or time shall be deducted according to the time and condition of absenteeism, tardiness, and early departure.

(6)”A " and " B " may consult and adjust the basic salary according to the previous year's performance and evaluation when determining wages for the next year.

(7) Wages shall be calculated from the 1st of each month to the end of each month and deposited into the bank account of “B” at the end of each month. However, cash may be paid at the request of ”B".

Labor Contract
Article 6 (Annual Paid Holiday)

(1) Those who have been at least 80 percent open for one year are granted 15 days of annual leave per year, with a limit of 25 days, plus one day for every two years.

(Except for workers who have less than 15 hours a week on average for 4 weeks). The calculation period of annual leave shall be in government accounting years (1.1-12.31). For persons who joined in the middle of the year, they agree to use the annual leave that occurred one day from the date of entry to the end of the next fiscal year of the year of entry.

Those who continue to work less than one year and those who have worked less than 80 percent for one year are granted one day of annual leave at the time of opening the month (except for those who work less than 15 hours on average for four weeks).

Article 7 (Retirement Benefit and Liquidation of Money and Valuables)

(1) If exceeding one year of continued work, you will be paid a severance payment of 30 days for one year.

However, if you sign up for a retirement pension, you will change your retirement pension to a retirement pension.

(2) In the event that “B”retires, it agrees to liquidate unpaid money within 14 days of the date of retirement and to liquidate unpaid money within three months of the agreement with the worker. However, you agree to deduct and pay from severance or wages the amount of the loss in the event of any loss or unpaid four major insurance fees and income taxes and damages to the company. The details shall be agreed upon.

Article 8 (Take-Over when Leaving the Company)

(1) If “B” wishes to leave, it must be notified by way of submitting a resignation letter at least one month in advance and it must be taken over and retired.

(2) In the event of damage to the company due to the failure to take over the acquisition at the time of departure, the amount shall be reimbursed.

Article 9 (Retirement and Causes of Contract Termination)

(1)”B " shall submit a letter of resignation at least 30 days in advance of the retirement date and go to work until the repair date (retirement date), and if absent, it shall be treated as a non-stop work. Even if you submit your resignation date clearly, if you do not submit it 30 days earlier, the repair date will be recognized as your retirement date.

(2) If “B”continues to be absent for more than 5 days or absent for more than 7 days in one month, it is reported that there is no working doctor and is considered to be a natural retirement.

(3) “A”shall be fired when " B " corresponds to each of the following:

1) When you misrepresent or report your career or academic history at the time of recruitment

2) When you receive three or more warnings or submit a simal letter in violation of the company's regulations, disruption of working order, or in compliance with the instructions of your boss

3) In-house violence, gambling, drinking, and sexual harassment or sexual assault;

4) When the company's material damages due to wilful negligence

5) When the company's defamed

6) When the trust relationship is damaged so that the working relationship cannot be maintained in other social traditions

(4) In the event that the contract period expires, the work contract will be terminated automatically without notice of termination.

Article 10 (Agreement of Extended Labor)

“A” and " B " agree to conduct extended work within 12 hours a week and beyond as set out by the Labor Standards Act by agreement between the parties, and agree to conduct night (10pm – 6am next day) and holiday work if necessary for work.

However, it is recognized as extended, nightly, and holiday work only in the areas approved by “A” in advance.

Article 11 (Follow-up Agreement)

The labor contract has been notified that it is a principle to create at the time of the contract, and an oral agreement has been made on the provision of labor, but if the written writing has been made post-mortem due to other reasons, it is confirmed that the above principles have been familiar with and tolerate the contents of the contract.

Article 12 (Compensation of Damage)

In the event of damages to”A “due to”B “'s willfulness or negligence, or in the event of embezzlement, transfer, etc.,”A “may discipline or dismiss”B“, such as reduction, and”B “shall compensate”A " for the damages caused, and shall be liable for civil and criminal liability.

Article 13 (Others and Regulations for Obeisance)

(1) Matters not specified in this Agreement are in accordance with labor relations laws and customs.

(2)”B " shall not divulge the contents of the salary of the person or other person and shall be referred to the Personnel Committee as a disciplinary object in case of violation.

May 3, 2021 (A) HanryuBank Co., Ltd. CEO (B) JuHyon Shin
* I will never divulge technical information, trade secrets, and internal affairs of the company during and after leaving the company.
* I will not personally store any of the company-owned materials I have acquired in my business or pass them on to any third party.
* Worker distribution confirmation: I confirm that you have received one copy of the labor contract after listening to the above information.